UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021 (November 19, 2021)

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

1441 Broadway, Suite 5116, New York, NY 10018

(Address of principal executive offices) (Zip Code)

212-206-1216

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	IDEX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amendment to the Current Report on Form 8-K/A (“Form 8-K/A”) is being filed to amend the Current Report on Form 8-K initially filed by Ideanomics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 16, 2021 (the “Original Form 8-K”). The Company is filing this Form 8-K/A to supplement the disclosures made in the Original Form 8-K. Except as set forth in this Form 8-K/A, the Original Form 8-K is unchanged.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b) As previously reported, on November 16, 2021, the Company filed the Original Form 8-K disclosing that the Company determined that its previously issued financial statements contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2021 and Quarterly Report on Form 10-Q for the period ended June 30, 2021 should no longer be relied upon due to errors in such condensed consolidated financial statements related to revenue reported by its affiliate Timios Holding Corp. that provides title and agency services.

On November 19, 2021, the Company has determined that a restatement of our previously issued financial statements contained in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021, respectively, would be required to correct purchase price allocations with respect to certain acquisitions completed by the Company during 2021. The aggregate amount of the restatement is estimated to result in an increase in goodwill of approximately $17.4 million and a corresponding reduction in definite-lived intangibles with a net tax impact of $1.2 million. The Company also has several additional immaterial revisions to their Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021.

(c) We provided BDO with a copy of the statements set forth in Item 4.02(b) of this Form 8-K/A prior to the filing of this Form 8-K/A with the SEC. We requested that BDO furnish us with a letter addressed to the SEC stating whether BDO agrees with the above statements as required by SEC rules. BDO has furnished the requested letter, and it is attached hereto as Exhibit 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

7.01	Letter dated November 22, 2021, from BDO USA LLP to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideanomics, Inc.

Date: November 22, 2021	By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer